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                  EXHIBIT 23 TO SYMIX SYSTEMS, INC. 1998 FORM 10-K

                          CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 33-40546, No. 33-45416, No. 33-73014, No. 33-73016, No. 333-660,
No. 333-10631 and No. 333-10633 and Form S-3 No. 333-23385) of Symix Systems,
Inc. dated June 25, 1991, January 30, 1992, December 16, 1993, December 16, 1993, January 29, 1996, August 22, 1996, August 22, 1996 and March 26, 1997,
respectively, of our report dated July 21, 1998, with respect to the consolidated financial statements and the financial statement schedule included in this Annual Report (Form 10-K) of Symix Systems, Inc.



                                       Ernst & Young LLP

Columbus, Ohio
September 28, 1998


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